UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 20, 2017

ANDES 7 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55491	47-4683655
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

424 Clay Street, Lower Level, San Francisco, CA 94111

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415 463 7827

(ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958
_______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

ITEM 3.02 Unregistered Sales of Equity Securities

On January 20, 2017, Toh Kean Ban a shareholder sold 1,000,000 shares of ANDES 7, Inc. (the “Company”) par value, $0.0001 to ABINA Company Ltd. a company controlled by Andrew Khor Poh Kiang, our President, CEO and Chairman and Manichan Khor, his wife for $2,250.

Mr. Ban entered into a Stock Purchase Agreement with ABINA Company Ltd. for the purchase of Mr. Ban’s shares. ABINA Company Ltd., is controlled by Andrew Khor Poh Kiang, and Manichan Khor, his wife. The Stock Purchase Agreement was the result of privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented it was an “accredited investor,” and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

The buyer agreed that the Company would legend the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that he/she/it was purchasing the security for investment, and not for distribution, and that it understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company. As of the date of this filing, there are 10,100,000 shares of common stock issued and outstanding.

8,000,000 Abina Asean, Co. Ltd. (Republic of Seychelles)

1,000,000 ABINA Company Ltd.

1,000,000 Dr. Ir. H.M. Itoc Tochija

100,000 Richard Chiang

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.7	Stock Purchase Agreement, ABINA Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 7 Inc.

By: /s/ Andrew Khor Poh Kiang

Name: Andrew Khor Poh Kiang

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

Date: April 28, 2017

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